EXHIBIT 99

                                                International DisplayWorks, Inc.
                                                                    Logo Omitted

                     International DisplayWorks to Present
                     -------------------------------------
                at Needham/USDC Display Conference March 15, 2005
                -------------------------------------------------

                              FOR IMMEDIATE RELEASE
                              ---------------------

For additional information contact:
Tom Lacey, CEO                              or       Matthew Hayden, President
International DisplayWorks, Inc.                     Hayden Communications, Inc.
(916) 415-0864                                       (843) 272-4653
                                                     matt@haydenir.com

ROCKLIN, Calif., -- March 9, 2005 -- International DisplayWorks, Inc. (IDW) (Nasdaq NMS: IDWK) a designer and manufacturer of high-quality liquid crystal displays (LCDs), modules and assemblies, today announced its Chief Financial
Officer, Jeffrey Winzeler, will present at the eighth annual Needham & Company/US Display Consortium (USDC) Display Industry Investors Conference March 15, 2005. The conference is hosted at the Roosevelt Hotel in New York City. International DisplayWorks will present at 9:30 a.m. (Eastern) in the Sutton Suite.

Mr. Winzeler will discuss the Company, its markets and operations, including the recent record earnings for the Company's first fiscal quarter, which included net income which nearly matched the net income for all of fiscal 2004. Mr.
Winzeler will also discuss the Company's progress related to the LCD manufacturing equipment used in the production of advanced displays including color (CSTN) and TFT. Following the presentation, Mr. Winzeler will be available for one-on-one breakout meetings with analysts and investors. Interested parties should contact Hayden Communications at (843) 272-4653 to schedule meetings.

Mr.  Winzeler's   presentation  is  being  web  cast  and  can  be  accessed  at
International DisplayWorks' website at www.idwk.com. The web cast may also be accessed via the following link: http://www.wsw.com/webcast/usdc3/idwk.

About Needham & Company, Inc.

Founded in 1985 to serve emerging growth companies and their institutional investors, Needham & Company is a full-service investment bank that is national in scope offering corporate finance, investment analysis, trading and sales services. Through Needham Emerging Growth Partners, L.P., and Needham Capital Partners L.P., the company provides select clients with investment management services. The Needham Growth Fund, a registered, no-load, open-end mutual fund, provides investment opportunities for the general public. For more information about Needham and their services, visit their website www.needhamco.com.

About the USDC

The US Display Consortium is an industry led, public/private partnership providing a common platform for flat panel display manufacturers and developers,

FPD users, and the supplier base. Headquartered in San Jose, Calif., the consortium's mission is to develop the U.S. infrastructure required to support a world-class, US based manufacturing capability for high-definition displays. For more information about the U.S. Display Consortium, please visit their website at www.usdc.org.

About International DisplayWorks

International DisplayWorks, Inc. is a manufacturer and designer of high quality liquid crystal displays, modules and assemblies for a variety of customer needs including OEM and EMS applications. IDW operates 410,000 square feet of manufacturing facilities in the People's Republic of China (PRC) and employs approximately 2,440 people. Sales offices are located in US, Europe, Hong Kong, Singapore, and China. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwk.com.

NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW")
  and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The
  forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect"
   and similar expressions as they relate to IDW or its management, including without limitation, IDW and its subsidiaries, are intended to identify such forward-looking statements. IDW's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to IDW's 10-K and other related documents filed with the Securities and Exchange
 Commission. This does not constitute an offer to buy or sell securities by the
            Company and is meant purely for informational purposes.

                                       ###